                                                                   [Exhibit 3.6]

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                                 AMENDED AND RESTATED

                                   TRUST AGREEMENT

                                        among

                      AMERUS LIFE HOLDINGS, INC., as Depositor,

                             WILMINGTON TRUST COMPANY.,
                                 as Property Trustee,

                                         and

                       THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                          Dated as of _______________, 1997




                                   AMERUS CAPITAL I



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--------------------------------------------------------------------------------

                                   AmerUs Capital I

                 Certain Sections of this Trust Agreement relating to
                           Sections 310 through 318 of the
                             Trust Indenture Act of 1939:



Trust Indenture                                                Trust Agreement
  Act Section                                                    Section
---------------                                                  --------

Section 310(a)(1)          . . . . . . . . . . . . . . . . . .   8.07
                   (a)(2)  . . . . . . . . . . . . . . . . . .   8.07
                   (a)(3)  . . . . . . . . . . . . . . . . . .   8.09
                   (a)(4)  . . . . . . . . . . . . . . . . . .   Not Applicable
                   (b)     . . . . . . . . . . . . . . . . . .   8.08
Section  311(a)            . . . . . . . . . . . . . . . . . .   8.13
                   (b)     . . . . . . . . . . . . . . . . . .   8.13
Section  312(a)            . . . . . . . . . . . . . . . . . .   5.07
                   (b)     . . . . . . . . . . . . . . . . . .   5.07
                   (c)     . . . . . . . . . . . . . . . . . .   5.07
Section  313(a)            . . . . . . . . . . . . . . . . . .   8.14(a)
                   (a)(4)  . . . . . . . . . . . . . . . . . .   8.14(b)
                   (b)     . . . . . . . . . . . . . . . . . .   8.14(b)
                   (c)     . . . . . . . . . . . . . . . . . .   8.14(a)
                   (d)     . . . . . . . . . . . . . . . . . .   8.14(a),8.14(b)
Section  314(a)            . . . . . . . . . . . . . . . . . .   8.15
                   (b)     . . . . . . . . . . . . . . . . . .   Not Applicable
                   (c)(1)  . . . . . . . . . . . . . . . . . .   8.16
                   (c)(2)  . . . . . . . . . . . . . . . . . .   8.16
                   (c)(3)  . . . . . . . . . . . . . . . . . .   8.16
                   (d)     . . . . . . . . . . . . . . . . . .   Not Applicable
                   (e)     . . . . . . . . . . . . . . . . . .   1.01
Section  315(a)            . . . . . . . . . . . . . . . . . .   8.01
                   (b)     . . . . . . . . . . . . . . . . . .   8.02, 8.14(b)
                   (c)     . . . . . . . . . . . . . . . . . .   8.01(a)
                   (d)     . . . . . . . . . . . . . . . . . .   8.01, 8.03
                   (e)     . . . . . . . . . . . . . . . . . .   Not Applicable

______________
             Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

Section  316(a)              . . . . . . . . . . . . . . . . .   Not Applicable
                   (a)(1)(A) . . . . . . . . . . . . . . . . .   Not Applicable
                   (a)(1)(B) . . . . . . . . . . . . . . . . .   Not Applicable
                   (a)(2)    . . . . . . . . . . . . . . . . .   Not Applicable
                   (b)       . . . . . . . . . . . . . . . . .   Not Applicable
                   (c)       . . . . . . . . . . . . . . . . .   Not Applicable
Section  317(a)(1)           . . . . . . . . . . . . . . . . .   Not Applicable
                   (a)(2)    . . . . . . . . . . . . . . . . .   Not Applicable
                   (b)       . . . . . . . . . . . . . . . . .   5.09
Section  318(a)              . . . . . . . . . . . . . . . . .   10.10

______________
             Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                      ARTICLE I

                                    Defined Terms

    Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . .   1


                                      ARTICLE II

                               Establishment of the Trust


    Section 2.01.  Name. . . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 2.02.  Office of the Property Trustee; Principal Place
                      of Business. . . . . . . . . . . . . . . . . . . . .  10
    Section 2.03.  Initial Contribution of Trust Property;
                      Organizational Expenses. . . . . . . . . . . . . . .  10
    Section 2.04.  Issuance of the Capital Securities. . . . . . . . . . .  10
    Section 2.05.  Purchase of Debentures; Issuance of the Common
                      Securities . . . . . . . . . . . . . . . . . . . . .  10
    Section 2.06.  Declaration of Trust. . . . . . . . . . . . . . . . . .  11
    Section 2.07.  Authorization to Enter into Certain Transactions. . . .  11
    Section 2.08.  Assets of Trust . . . . . . . . . . . . . . . . . . . .  15
    Section 2.09.  Title to Trust Property . . . . . . . . . . . . . . . .  15


                                     ARTICLE III

                                   Payment Account

    Section 3.01.  Payment Account . . . . . . . . . . . . . . . . . . . .  15


                                      ARTICLE IV

                              Distributions; Redemption

    Section 4.01.  Distributions . . . . . . . . . . . . . . . . . . . . .  16
    Section 4.02.  Redemption. . . . . . . . . . . . . . . . . . . . . . .  17
    Section 4.03.  Subordination of Common Securities. . . . . . . . . . .  19
    Section 4.04.  Payment Procedures. . . . . . . . . . . . . . . . . . .  19
    Section 4.05.  Tax Returns and Reports . . . . . . . . . . . . . . . .  19
    Section 4.06.  Payment of Taxes, Duties, Etc. of the Trust . . . . . .  20
    Section 4.07.  Payments under Indenture. . . . . . . . . . . . . . . .  20

                                                                            Page
                                                                            ----

                                      ARTICLE V

                            Trust Securities Certificates


    Section 5.01.  Initial Ownership . . . . . . . . . . . . . . . . . . .  21
    Section 5.02.  The Trust Securities Certificates . . . . . . . . . . .  21
    Section 5.03.  Delivery of Trust Securities Certificates . . . . . . .  21
    Section 5.04.  Registration of Transfer and Exchange of Capital
                     Securities Certificates . . . . . . . . . . . . . . .  21
    Section 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities
                     Certificates. . . . . . . . . . . . . . . . . . . . .  22
    Section 5.06.  Persons Deemed Securityholders. . . . . . . . . . . . .  22
    Section 5.07.  Access to List of Securityholders' Names and
                      Addresses. . . . . . . . . . . . . . . . . . . . . .  23
    Section 5.08.  Maintenance of Office or Agency . . . . . . . . . . . .  23
    Section 5.09.  Appointment of Paying Agent . . . . . . . . . . . . . .  23
    Section 5.10.  Ownership of Common Securities by Depositor . . . . . .  24
    Section 5.11.  Book-Entry Capital Securities Certificates; Common
                     Securities Certificate. . . . . . . . . . . . . . . .  24
    Section 5.12.  Notices to Clearing Agency. . . . . . . . . . . . . . .  25
    Section 5.13.  Definitive Capital Securities Certificates. . . . . . .  25
    Section 5.14.  Rights of Securityholders . . . . . . . . . . . . . . .  26


                                      ARTICLE VI

                      Acts of Securityholders; Meetings; Voting

    Section 6.01.  Limitations on Voting Rights. . . . . . . . . . . . . .  28
    Section 6.02.  Notice of Meetings. . . . . . . . . . . . . . . . . . .  29
    Section 6.03.  Meetings of Capital Securityholders . . . . . . . . . .  29
    Section 6.04.  Voting Rights . . . . . . . . . . . . . . . . . . . . .  29
    Section 6.05.  Proxies, etc. . . . . . . . . . . . . . . . . . . . . .  29
    Section 6.06.  Securityholder Action by Written Consent. . . . . . . .  30
    Section 6.07.  Record Date for Voting and Other Purposes . . . . . . .  30
    Section 6.08.  Acts of Securityholders . . . . . . . . . . . . . . . .  30
    Section 6.09.  Inspection of Records . . . . . . . . . . . . . . . . .  31

                                                                            Page
                                                                            ----

                                     ARTICLE VII

                            Representations and Warranties

    Section 7.01.  Representations and Warranties of the Bank and
                      the Property Trustee . . . . . . . . . . . . . . . .  32
    Section 7.02.  Representations and Warranties of Parent. . . . . . . .  33

                                     ARTICLE VIII

                                     The Trustees

    Section 8.01.  Certain Duties and Responsibilities . . . . . . . . . .  33
    Section 8.02.  Certain Notices . . . . . . . . . . . . . . . . . . . .  35
    Section 8.03.  Certain Rights of Property Trustee. . . . . . . . . . .  35
    Section 8.04.  Not Responsible for Recitals or Issuance of
                      Securities . . . . . . . . . . . . . . . . . . . . .  37
    Section 8.05.  May Hold Securities . . . . . . . . . . . . . . . . . .  37
    Section 8.06.  Compensation; Indemnity; Fees . . . . . . . . . . . . .  38
    Section 8.07.  Corporate Property Trustee Required; Eligibility
                      of Trustees. . . . . . . . . . . . . . . . . . . . .  38
    Section 8.08.  Conflicting Interests . . . . . . . . . . . . . . . . .  39
    Section 8.09.  Co-Trustees and Separate Trustee. . . . . . . . . . . .  39
    Section 8.10.  Resignation and Removal; Appointment of Successor . . .  40
    Section 8.11.  Acceptance of Appointment by Successor. . . . . . . . .  42
    Section 8.12.  Merger, Conversion, Consolidation or Succession to
                     Business of a Trustee . . . . . . . . . . . . . . . .  43
    Section 8.13.  Preferential Collection of Claims Against
                      Depositor or Trust . . . . . . . . . . . . . . . . .  43
    Section 8.14.  Reports by Property Trustee . . . . . . . . . . . . . .  44
    Section 8.15.  Reports to the Property Trustee . . . . . . . . . . . .  44
    Section 8.16.  Evidence of Compliance with Conditions Precedent. . . .  45
    Section 8.17.  Number of Trustees. . . . . . . . . . . . . . . . . . .  45
    Section 8.18.  Delegation of Power . . . . . . . . . . . . . . . . . .  45


                                      ARTICLE IX

                             Termination and Liquidation

    Section 9.01.  Termination Upon Expiration Date. . . . . . . . . . . .  46
    Section 9.02.  Early Termination . . . . . . . . . . . . . . . . . . .  46
    Section 9.03.  Termination . . . . . . . . . . . . . . . . . . . . . .  46

                                                                            Page
                                                                            ----

    Section 9.04.  Liquidation . . . . . . . . . . . . . . . . . . . . . .  46
    Section 9.05.  Merger, Consolidation, Amalgamation or Replacement
                     of the Trust. . . . . . . . . . . . . . . . . . . . .  48
    Section 10.01.  Expense Agreement. . . . . . . . . . . . . . . . . . .  49
    Section 10.02.  Limitation of Rights of Securityholders. . . . . . . .  49
    Section 10.03.  Amendment. . . . . . . . . . . . . . . . . . . . . . .  49
    Section 10.04.  Separability . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 10.05.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .  51
    Section 10.06.  Payments Due on Non-Business Day . . . . . . . . . . .  51
    Section 10.07.  Successors . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.08.  Headings . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.09.  Reports, Notices and Demands . . . . . . . . . . . . .  51
    Section 10.10.  Agreement Not to Petition. . . . . . . . . . . . . . .  52
    Section 10.11.  Trust Indenture Act; Conflict with Trust
                       Indenture Act . . . . . . . . . . . . . . . . . . .  52
    Section 10.12.  Rights Under Indenture . . . . . . . . . . . . . . . .  52
    Section 10.13.  Effectiveness. . . . . . . . . . . . . . . . . . . . .  52



Exhibit A          Certificate of Trust
Exhibit B          Form of Certificate Depository Agreement
Exhibit C          Form of Common Securities Certificate
Exhibit D          Form of Capital Securities Certificate

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of _______________, 1997, among (i) AmerUs Life Holdings, Inc., an Iowa corporation (the "Depositor" or "Parent"), (ii) Wilmington Trust Company, a banking corporation duly organized and existing under the laws of Delaware, as trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Michael E. Sproule, an individual, Michael G. Fraizer, an individual and James A. Smallenberger, an individual, each of whose address is c/o AmerUs Life Holdings, Inc., 418 Sixth Avenue, Des Moines, Iowa 50309-2407 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee and the Administrative Trustees being referred to collectively as the "Trustees") and (iv) the several Holders, as hereinafter defined.



                                     WITNESSETH:

        WHEREAS, the Depositor and the Property Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of October 4, 1996 (the "Original Trust Agreement"), and by the execution and filing by the Property Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on October 4, 1996, attached as Exhibit A; and

         WHEREAS, the Depositor and the Property Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures, (ii) the issuance of the Common Securities by the Trust to the Depositor, (iii) the issuance and sale of the Capital Securities by the Trust pursuant to the Underwriting Agreement and (iv) the appointment of the Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                      ARTICLE I

                                    Defined Terms

         Section 1.01. DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "ACT" has the meaning specified in Section 6.08.

         "ADDITIONAL AMOUNT" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "ADDITIONAL SUMS" has the meaning specified in Section 1005 of the Indenture.

         "ADMINISTRATIVE TRUSTEE" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement, solely in his capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


         "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.


         "BANK" has the meaning specified in the preamble to this Trust
Agreement.

         "BANKRUPTCY EVENT" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated as a bankrupt, or the making by it of an assignment for the benefit of creditors, or the taking of action by such Person in furtherance of any such action.

         "BANKRUPTCY LAWS" has the meaning specified in Section 10.10.


         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and delivered to the Property Trustee.

         "BOOK ENTRY CAPITAL SECURITIES CERTIFICATE" means a Capital Securities Certificate, evidencing ownership of Book Entry Capital Securities.

         "BOOK-ENTRY CAPITAL SECURITY" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.


         "BUSINESS DAY" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's Corporate Trust Office is closed for business.


         "CAPITAL SECURITIES CERTIFICATE" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D.

         "CAPITAL SECURITY" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "CERTIFICATE DEPOSITORY AGREEMENT" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Capital Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.


         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means the First Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.


         "COMMON SECURITIES CERTIFICATE" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "COMMON SECURITY" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "CORPORATE TRUST OFFICE" means the principal office of either the Property Trustee or the Trustee named in the Indenture. So long as Wilmington Trust Company serves in both capacities, such principal office is located in Wilmington, Delaware.


         "DEBENTURE EVENT OF DEFAULT" means an "Event of Default" as defined in the Indenture.

         "DEBENTURE REDEMPTION DATE" means "Redemption Date" as defined in the Indenture.

         "DEBENTURE TRUSTEE" means Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware.


         "DEBENTURES" means the $75,000,000 aggregate principal amount (or up to $86,250,000 aggregate principal amount if and to the extent the overallotment option granted by the Trust to Goldman, Sachs & Co. of the Capital Securities is exercised) of the Parent's [_____%] Junior Subordinated Debentures, issued pursuant to the Indenture.

         "DEFINITIVE CAPITAL SECURITIES CERTIFICATES" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.11(a) and
(b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.


         "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, ET SEQ., as it may be amended from time to time.

         "DEPOSITOR" has the meaning specified in the preamble to this Trust Agreement and includes AmerUs Life Holdings, Inc. in its capacity as Holder of the Common Securities.


         "DIRECT ACTION" has the meaning specified in Section 5.14(c).


         "DISTRIBUTION DATE" has the meaning specified in Section 4.01(a).

         "DISTRIBUTIONS" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

         "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Debenture Event of Default; or

         (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or


         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or


         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "EXPENSE AGREEMENT" means the Agreement as to Expenses and Liabilities between the Parent and the Trust, substantially in the form attached as Exhibit A to the Indenture, as amended from time to time.


         "GUARANTEE" means the Guarantee Agreement executed and delivered by the Parent and Wilmington Trust Company, a banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

         "INDENTURE" means the Junior Subordinated Indenture, dated as of _______________, 1997, between the Parent and the Debenture Trustee, as trustee, as amended or supplemented from time to time.


         "LIEN" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.


         "LIKE AMOUNT" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

         "LIQUIDATION AMOUNT" means the stated amount of $1,000 per Trust Security.

         "LIQUIDATION DATE" means the date of dissolution, winding-up or termination and liquidation of the Trust pursuant to Section 9.04(a).


         "LIQUIDATION DISTRIBUTION" has the meaning specified in Section
9.04(d).


         "MAJORITY IN LIQUIDATION AMOUNT OF THE CAPITAL SECURITIES" or "MAJORITY IN LIQUIDATION AMOUNT OF THE COMMON SECURITIES" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.


         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and may be an employee of any thereof, and who shall be acceptable to the Property Trustee.

         "ORIGINAL TRUST AGREEMENT" has the meaning specified in the recitals to this Trust Agreement.


         "OUTSTANDING", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed, authenticated and delivered under this Trust Agreement, EXCEPT:

         (a) Trust Securities theretofore canceled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

         (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; PROVIDED that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed, authenticated and delivered pursuant to this Trust Agreement;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "OWNER" means each Person who is the beneficial owner of a Book-Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).


         "PARENT" has the meaning specified in the preamble to this Trust Agreement.

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be the Bank.

         "PAYMENT ACCOUNT" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with
Section 4.01.

         "PERSON" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.




         "PROPERTY TRUSTEE" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "REDEMPTION DATE" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; PROVIDED that each Debenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

         "REDEMPTION PRICE" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to such date, plus the amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "RELEVANT TRUSTEE" shall have the meaning specified in Section 8.10.

         "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 5.04.

         "SECURITYHOLDER" or "HOLDER" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Capital Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to Owners.


         "TRANSFER AGENT" shall be the person specified in or pursuant to
Section 5.04.

         "TRUST" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

         "TRUST AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST PROPERTY" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement and (d) the rights of the Property Trustee under the Guarantee.


         "TRUST SECURITY" means any one of the Common Securities or the Capital Securities.

         "TRUST SECURITIES CERTIFICATE" means any one of the Common Securities Certificates or the Capital Securities Certificates.


         "TRUSTEES" has the meaning specified in the preamble to this Trust Agreement.


         "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated as of _______________, 1997, among the Trust, the Parent, AmerUs Life Insurance Company and Goldman, Sachs & Co.

                                      ARTICLE II

                              Establishment of the Trust

         Section 2.01. NAME. The Trust created and continued hereby shall be known as "AmerUs Capital I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.


         Section 2.02. OFFICE OF THE PROPERTY TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The office of the Property Trustee in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or such other address in the State of Delaware as the Property Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o AmerUs Life Holdings, Inc., 418 Sixth Avenue, Des Moines, Iowa 50309-2407.



         Section 2.03. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.


         Section 2.04. ISSUANCE OF THE CAPITAL SECURITIES. On _______________, 1997 the Depositor, both on its own behalf and on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to the underwriters named in the Underwriting Agreement Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 75,000 Capital Securities having an aggregate Liquidation Amount of $75,000,000, against receipt of the aggregate purchase price of such Capital Securities of $75,000,000, which amount the Administrative Trustee shall promptly deliver to the Property Trustee. In the event and to the extent the overallotment option granted by the Trust pursuant to the Underwriting Agreement is exercised by such underwriters, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to such underwriters Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of up to 11,250 Capital Securities having an aggregate Liquidation Amount of up to $11,250,000, against receipt of the aggregate purchase price of such Capital Securities of up to $11,250,000 which amount the Administrative Trustee shall promptly deliver to the Property Trustee, on the date specified pursuant to the Underwriting Agreement.


         Section 2.05. PURCHASE OF DEBENTURES; ISSUANCE OF THE COMMON SECURITIES. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative

Trustee, on behalf of the Trust, shall purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $75,000,000, and, in satisfaction of the purchase price for such Debentures, (w) the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $75,000,000, and (x) contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 2,250 Common Securities having an aggregate Liquidation Amount of $2,250,000. In the event the overallotment option granted by the Trust with respect to the Capital Securities pursuant to the Underwriting Agreement is exercised by the underwriters named therein, an Administrative Trustee, on behalf of the Trust, shall purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount up to $11,250,000, and, in satisfaction of the purchase price for such Debentures, (y) the Property Trustee, on behalf of the Trust, shall deliver to the Depositor an amount equal to [_____%] of the aggregate principal amount of Debentures being purchased, and (z) contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount (determined on a pro rata basis to the extent the overallotment option is exercised) of up to 338 Common
Securities having an aggregate Liquidation Amount of up to $338,000.


         Section 2.06. DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties set forth herein and the Trustees hereby accept such appointment.
The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.

         Section 2.07.  AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

         (a) The Property Trustee and the Administrative Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

         (i) As among the Trustees, the Administrative Trustees shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

              (A)  the issuance and sale of the Trust Securities;

              (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;


              (C) assisting in any registration of the Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement under the Trust Indenture Act;

              (D) assisting in any quotation or listing of the Capital Securities upon the Nasdaq National Market or such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;


              (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;


              (F) the consent to the appointment of a Paying Agent, authenticating agent, Securities Registrar and Transfer Agent in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);


              (G) registering transfers of the Trust Securities in accordance with this Trust Agreement;

              (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;


              (I) unless otherwise determined by the Property Trustee or the Holders of at least a majority of Liquidation Amount of the Capital Securities, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and


              (J) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

         (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

              (A)  the establishment of the Payment Account;

              (B)  the receipt of the Debentures;

              (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;


              (D) the distribution through the Paying Agent of amounts distributable to the Securityholders in respect of the Trust Securities;


              (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

              (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

              (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

              (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;


              (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

              (J) any of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i)(E) and (I) herein; and in the event of a conflict between the action of the Administrative Trustees and the action of the Property Trustee, the action of the Property Trustee shall prevail.


         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees and the Trust shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the

Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would result in more than an insubstantial risk that the Trust would fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.


         (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects as actions of the Trust):

         (i) to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust a registration statement on Form S-1 in relation to the Capital Securities, including any amendments thereto and to take any action necessary or desirable to sell the Capital Securities in a transaction pursuant thereto;

         (ii) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States and in connection with the sale of the Capital Securities;

         (iii) to prepare for filing by the Trust any application to the Nasdaq National Market System ("Nasdaq") or any national stock exchange for quotation or listing upon notice of issuance, as applicable, of any Capital Securities;

         (iv) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

         (v) to negotiate the terms of, and execute and deliver, the Underwriting Agreement providing for the sale of the Capital Securities; and


         (vi) to take any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) be deemed to be an "investment company" required to be registered under the

Investment Company Act of 1940, as amended, or (ii) fail or cease to qualify as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities. In no event shall the Trustees be liable to the Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.


         (e) All prior actions taken by Michael E. Sproule, Michael G. Fraizer and James A. Smallenberger on behalf of Parent in furtherance of Parent's powers, duties and obligations under the Original Trust Agreement are hereby ratified and affirmed as actions of the Trust.

         Section 2.08. ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

         Section 2.09. TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                     ARTICLE III

                                   Payment Account

         Section 3.01.  PAYMENT ACCOUNT.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                      ARTICLE IV

                              Distributions; Redemption

         Section 4.01.  DISTRIBUTIONS.


         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

         (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from _______________, 1997, and, except in the event (and to the extent) that the Parent exercises its right to defer interest payments for the Debentures pursuant to Section 301 of the Indenture, shall be payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 1997. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any additional distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.01(a), a "Distribution Date").

         (ii) Subject to Section 4.03 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions payable on the Capital Securities shall be fixed at a rate of [_____%] per annum of the Liquidation Amount of the Capital Securities. Distributions payable on the Common Securities shall be fixed at a rate of [_____%] per annum of the Liquidation Amount of the Common Securities. The amount of Distributions payable for any full semi-annual period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

         (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be one Business Day prior to such Distribution Date; PROVIDED, HOWEVER, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen (15) days prior to the relevant Distribution Date.

         Section 4.02.  REDEMPTION.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

    (i)    the Redemption Date;

    (ii)   the Redemption Price;


    (iii)  the CUSIP number or numbers of the Capital Securities affected;

    (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

    (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

    (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.


         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Redemption Price.


         (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Capital Securities funds sufficient to pay the applicable Redemption Price, will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Capital Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.02(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related

Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.01, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Payment of the Redemption Price on the Trust Securities and distribution of Debentures to holders of Capital Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; PROVIDED, HOWEVER, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen (15) days prior to the Redemption Date or Liquidation Date, as applicable.

         (f) Subject to Section 4.03(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated proportionally between the Common Securities and the Capital Securities according to their aggregate Liquidation Amounts. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000, PROVIDED that so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities. The Property Trustee shall promptly notify the Security Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

         Section 4.03.  SUBORDINATION OF COMMON SECURITIES.


         (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to
Section 4.02(f), PRO RATA among the Capital Securities and the Common Securities based on the Liquidation Amount of the Trust Securities; PROVIDED, HOWEVER, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 501(1) or 501(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         Section 4.04. PAYMENT PROCEDURES. Payments of Distributions (including Additional Amounts if applicable) in respect of the Capital Securities shall be made at (i) the Corporate Trust office of the Property Trustee, (ii) the principal office of any Paying Agent, or (iii) the principal office of the Securities Registrar and Transfer Agent; PROVIDED THAT payment of any Distribution may be made, at the option of the Administrative Trustees, by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register; if the Capital Securities are held by a Clearing Agency, such payments shall be made either by check or by wire transfer, at the option of the Paying Agent, to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

         Section 4.05.  TAX RETURNS AND REPORTS.

         (a) The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and filed by January 31 following each calendar year all Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, by January 31 following each calendar year the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 (or any successor form). The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing.

         (b) In the event that any withholding tax is imposed on the Trust's payment to a Securityholder, such tax shall reduce the amount otherwise distributable to the Securityholder in accordance with this Section. Any Securityholder who is a nonresident alien individual or which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Securityholder becomes a Securityholder, (a) so notify the Trust and the Trustees, and (b) either (i) provide the Trust and the Trustees with Internal Revenue Service form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Trust and the Trustees that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Securityholder agrees by its acceptance of a Capital Security, on an ongoing basis, to provide like certification for each taxable year for which it is necessary to provide such information and to notify the Trust and the Trustees should subsequent circumstances arise affecting the information provided the Trustees in clauses (a) and (b) above. The Trustees shall be fully protected in relying upon, and each Securityholder by its acceptance of a Capital Security hereunder agrees to indemnify and hold the Trustees harmless against all claims or liability of any kind arising in connection with or related to the Trustees' reliance upon any documents, forms or information provided by any Securityholder to the Trustees. In addition, if the Trustees have not withheld taxed on any payment made to any Securityholder, and the Trustees are subsequently required to remit to any taxing authority any such amount not withheld, such Securityholder shall return such amount to the Trustees upon written demand by the Trustees. The Trustees shall be liable only for direct (but not consequential) damages to any Securityholder due to the Trustees' violation of the Code and only to the extent such liability is caused by the Trustees' failure to act in accordance with its standard of care under this Agreement. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

         Section 4.06. PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. Upon receipt under the Debentures of Additional Sums (as defined in the Indenture), the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.


         Section 4.07. PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Holder of Capital Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner with respect to a Holder's Capital Securities) has directly received pursuant to Section 508 of the Indenture or Section 5.14 of this Trust Agreement.

                                      ARTICLE V

                            Trust Securities Certificates

         Section 5.01. INITIAL OWNERSHIP. Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.


         Section 5.02. THE TRUST SECURITIES CERTIFICATES. The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

         Section 5.03. DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date and on any date on which Capital Securities are required to be delivered pursuant to the exercise of the overallotment option provided for in the Underwriting Agreement, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, executed by one authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

         Section 5.04. REGISTRATION OF TRANSFER AND EXCHANGE OF CAPITAL SECURITIES CERTIFICATES. The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar and Transfer Agent. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Securities Registrar and Transfer Agent, for so long as the Bank shall act as Securities Registrar and Transfer Agent.

         Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees or any one of them shall execute and shall cause to be delivered to the Property Trustee, and the Property Trustee shall deliver in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.

         Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Registrar, in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment (with the giving of such indemnity as the Trust or the Parent may require) of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

         Section 5.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and cause to be made available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         Section 5.06. PERSONS DEEMED SECURITYHOLDERS. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

         Section 5.07. ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. The duties and responsibilities of the Depositor and any other party to provide any list of Securityholders shall be as set forth in the Trust Indenture Act, including Section 312 of such Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold either the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.


         Section 5.08.  MAINTENANCE OF OFFICE OR AGENCY. The
Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. Such offices or agency shall consist of (i) the Corporate Trust Office of the Property Trustee which address is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (ii) the principal office of any Paying Agent or (iii) the principal office of the Securities Registrar and Transfer Agent. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

         Section 5.09. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying
Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying
Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


         Section 5.10. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire and thereafter shall retain beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities other than as set forth in the preceding sentence shall be void; PROVIDED that any permitted successor of the Depositor under the Indenture may succeed to the Depositor's ownership of the Common Securities. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE".

         Section 5.11. BOOK-ENTRY CAPITAL SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

         (a) The Capital Securities Certificates, upon original issuance, will be issued in the form of a typewritten Capital Securities Certificate or Certificates representing Book-Entry Capital Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Capital Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Capital Securities Certificates or a nominee thereof, except as provided in Section 5.13. Unless and until Definitive Capital Securities Certificates have been issued to Owners pursuant to Section 5.13:


    (i) the provisions of this Section 5.11(a) shall be in full force and effect;


    (ii) the Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Trust Agreement and the Book-Entry Capital Securities Certificate, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures; the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities and the giving of instructions or directions to Owners of Book-Entry Capital Securities) as the sole Holder of the Book-Entry Capital Securities and shall have no obligations to the Owners thereof;


    (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 5.11 shall control;


    (iv) the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to
Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants; and

    (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the aggregate Liquidation Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the applicable class of Trust Certificates and has delivered such instructions to the Administrative Trustees.

         (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.


         Section 5.12. NOTICES TO CLEARING AGENCY. To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

         Section 5.13. DEFINITIVE CAPITAL SECURITIES CERTIFICATES. If (a) the Clearing Agency advises the Trustees, the Securities Registrar and Transfer Agent and the Company by giving ninety (90) days' prior written notice (PROVIDED, HOWEVER, that if the Clearing Agency is required to discontinue its services as depositary with respect to the Capital Securities pursuant to any governmental, judicial or regulatory order or decree, and such discontinuation is required in less than 90 days from the date of such order or decree, then the Clearing Agency may discontinue such services by giving notice to the Company, the Trustees and the Securities Registrar and Transfer Agent as soon as reasonably possible that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Clearing Agency ceases to be a clearing agency registered under the Exchange Act, at a time when the Clearing Agency is required to be so registered to act as such clearing agency, (c) the Trust at its option advises the Depository in writing that it elects to terminate the book-entry system through the Clearing Agency or (d) a Debenture Event of Default has occurred and is continuing, then the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Capital Securities Certificates and the Trustees of the occurrence of any such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same. If any Book-Entry Capital Securities Certificate is to be exchanged for other
Capital Securities Certificates or cancelled in part, or if any other Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities
Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this
Article V or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to
Section 5.02, or increased by an amount equal to the Liquidation Amount represented by that portion of the Book-Entry Capital Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees of the typewritten Capital
Securities Certificate or Certificates representing the Book Entry Capital Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $1,000 and integral multiples thereof. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrative Trustees may deem appropriate, or as may be required to comply with any law or rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Capital Securities may be listed, or to conform to usage.

         Section 5.14.  RIGHTS OF SECURITYHOLDERS.


         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor and upon such payment will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures remains subordinated to the extent provided in the Indenture.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, if the holders of a majority in aggregate principal amount of the outstanding Debentures fail to annul any such declaration and waive such default, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:


              (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay:

              (A) all overdue installments of interest (including any Additional Interest (as defined in the Indenture) on all of the Debentures,

              (B) the principal of (and premium, if any, on) any Debenture which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

              (C) all sums paid or advanced by the Denture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

              (ii) all Debenture Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Indenture.

         The holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal of (or premium, if any) or interest (including any Additional Interest, as defined in the Indenture) on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest, as defined in the Indenture) and principal due otherwise than by acceleration (and premium, if any) has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which are represented by Book-Entry
Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; PROVIDED, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration or acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

         (c) For so long as any Capital Securities remain outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in
Section 501(1) or 501(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 508 of the Indenture, for enforcement of payment to such Holder of the principal amount of (and premium, if any) or interest (including any Additional Interest, as defined in the Indenture) on Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and (c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                      ARTICLE VI

                      Acts of Securityholders; Meetings; Voting

         Section 6.01.  LIMITATIONS ON VOTING RIGHTS.


         (a) Except as provided in this Section, in Section 10.03 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture
Trustee. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes on account of such action.

         (c) Except as provided in Section 10.03, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,
(i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities.
No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would fail to be classified as a grantor trust for United States Federal income tax purposes or would lose its exemption from status as an "investment company" under the Investment Company Act.


         Section 6.02. NOTICE OF MEETINGS. Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.09 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Any and all notices to which any Capital Securityholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Capital Securityholder of record at his last known address as recorded on the Securities Register.

         Section 6.03. MEETINGS OF CAPITAL SECURITYHOLDERS. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to the which Capital Securityholders are entitled to vote.

         Capital Securityholders of record of at least 50% in aggregate Liquidation Amount of the Outstanding Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

         If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding at least a majority in aggregate Liquidation Amount of the Capital Securities held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

         Section 6.04. VOTING RIGHTS. Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.


         Section 6.05. PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property

Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.


         Section 6.06. SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least a majority in aggregate Liquidation Amount of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing. The Administrative Trustees shall cause a notice of any matter upon which action by written consent of the Securityholders is to be taken, to be given to each Holder of record of the Outstanding Capital Securities in the same manner as that set forth in Section 6.02 for notice of meetings.

         Section 6.07. RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or the Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.


         Section 6.08. ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.


         The ownership of Trust Securities shall be proved by the Securities Register.


         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between the Securityholders of Trust Securities and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any person or entity.

         Section 6.09. INSPECTION OF RECORDS. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                     ARTICLE VII

                            Representations and Warranties

         Section 7.01. REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE PROPERTY TRUSTEE. The Bank and the Property Trustee, each severally on behalf of and as to itself, hereby represents and warrants as to itself only and for the benefit of the Depositor and the Securityholders that:

         (a) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and legally binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the execution, delivery and performance by the Bank of this Trust Agreement have been duly authorized by all necessary corporate and other action on the part of the Bank and the Property Trustee, and do not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank's Charter or By-laws,
    (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking or trust powers of the Bank and the Property Trustee or any order, judgment or decree applicable to the Property Trustee or the Bank;

         (e) neither the authorization, execution or delivery by the Bank of this Trust Agreement nor the consummation of any of the transactions by the Bank or the Property Trustee contemplated herein or therein require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank or under the laws of the United States or the State of Delaware;

         (f) there are no proceedings pending or, to the best of the Bank's knowledge, threatened against or affecting the Bank or the Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank to enter into or perform its obligations as one of the Trustees under this Trust Agreement; and

         (g) the principal place of business of the Property Trustee is located in the State of Delaware.

         Section 7.02. REPRESENTATIONS AND WARRANTIES OF PARENT. The Parent hereby represents and warrants for the benefit of the Securityholders that:

         (a) this Trust Agreement has been duly authorized, executed and delivered by Parent and constitutes the valid and legally binding agreement of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (b) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been, and any Trust Securities Certificates to be issued at the time of exercise, if any, of the overallotment option under the Underwriting Agreement will be duly authorized and will have been, as of each such date, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

         (c) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank or the Property Trustee, as the case may be, of this Trust Agreement.


                                     ARTICLE VIII

                                     The Trustees

         Section 8.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provi-sion of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for such Person's own negligent action, such Person's own negligent failure to act, or such Person's own willful misconduct. To the extent that, at law or in equity, any Trustee has duties and liabilities relating to the Trust or to the Holders, such Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.


         (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;


         (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;


         (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

         (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.01 and except to the extent otherwise required by law; and

         (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.



         Section 8.02.  CERTAIN NOTICES.

         Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.09, notice of any Event of Default actually known to the Property Trustee to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.09, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

         Section 8.03. CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.01 and except as provided by law:

         (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; PROVIDED, HOWEVER, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

         (f) the Property Trustee may (at the expense of Depositor) consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action,
    (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         Section 8.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         Section 8.05. MAY HOLD SECURITIES. Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         Section 8.06.  COMPENSATION; INDEMNITY; FEES.

         The Trust shall:

         (a) pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder and in the case of the Property Trustee, such compensation as is separately agreed by the Depositor and the Property Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

         (b) except as otherwise expressly provided herein, reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

         The Depositor agrees to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, tax, penalty or expense of any kind and nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.06 shall survive the termination of this Trust Agreement. To secure the Trustees' rights under this
Section 806, the Property Trustee shall have a lien against the Trust Property which lien shall be subordinate to the rights of the Securityholders but prior to the rights of Depositor as to any Trust Property.

         Section 8.07. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Trustee with respect to the Trust Securities that shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

         Section 8.08. CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         Section 8.09. CO-TRUSTEES AND SEPARATE TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Trust Agreement. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall also have the power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the

Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         Subject to the following sentence, any of the Trustees may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Outstanding Capital Securities, delivered to the Property Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

         If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of
Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of continuing to act as Administrative Trustee at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder may appoint a successor Administrative Trustee, which successor Trustee shall comply with the applicable requirements of Section 8.11 or the Common Securityholder may reduce the number of Administrative Trustees pursuant to Section 8.17(a). If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by
Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         The Property Trustee shall give notice of each resignation and each removal of the Property Trustee with respect to the Trust Securities and the Trust and each appointment of a successor Property Trustee with respect to the Trust Securities and the Trust to all Securityholders in the manner provided in
Section 10.09 and shall give notice to the Depositor. Each notice shall include the name of the successor Property Trustee with respect to the Trust Securities and the Trust and the address of its Corporate Trust Office.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Property Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them prior to such vacancy or (b) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor believes that any Administrative Trustee or a Property Trustee who is a natural person, as the case may be, has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee or a Property Trustee, as the case may be (in which case the vacancy so created will be filled in accordance with the preceding sentence).

         Section 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Relevant Trustee with respect to all Trust Securities and the Trust, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.

         In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant

Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         Section 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF A TRUSTEE. Any Person into which the Property Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of any such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.14.  REPORTS BY PROPERTY TRUSTEE.


         (a) Within 60 days after December 31 of each year commencing with December 31, 1997 the Property Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register, and to the Depositor, a brief report dated as of such December 31 with respect to:


    (i) its eligibility under Section 8.07 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

    (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such non-compliance; and

    (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the each stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

         Section 8.15. REPORTS TO THE PROPERTY TRUSTEE. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Section 8.16. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         Section 8.17.  NUMBER OF TRUSTEES.

         (a) The number of Trustees shall be four, provided that the Depositor, by written instrument may increase or decrease the number of Administrative Trustees.

         (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         Section 8.18.  DELEGATION OF POWER.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                                      ARTICLE IX

                             Termination and Liquidation

         Section 9.01. TERMINATION UPON EXPIRATION DATE. The Trust shall automatically terminate on ________________, 2032, (the "Expiration Date") following the distribution of the Trust Property in accordance with Section 9.04.

         Section 9.02. EARLY TERMINATION. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

         (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute Debentures to the Securityholders in exchange for the Capital
    Securities;

         (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

         (d) the entry of an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

then the Trustees shall take such action as is required by Section 4.02 or
Section 9.04, as applicable, and as soon as practicable after the occurrence of any event referred to in this Section 9.02, the Trustees shall cause to be filed a certificate of cancellation relating to the Trust with the Secretary of State of the State of Delaware.

         Section 9.03. TERMINATION. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

         Section 9.04.  LIQUIDATION.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.02 occurs, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.04(d).

Notice of liquidation shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

    (i)    state the Liquidation Date;

    (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

    (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
Section 9.04(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

         (b) Except where Section 9.02(c) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.02 (c) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record Holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, (iii) any Capital Securities Certificates not held by DTC or its nominee will be deemed to represent a Like Amount of Debentures, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributors on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), (iv) certificates representing a Like Amount of Debentures will be issued to the Holder of the Common Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates, and
(vi) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, if any.

         (d) In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or payment at the stated maturity thereof of all principal of and interest on the Debentures or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid
Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a PRO RATA basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination PRO RATA (determined as aforesaid) with Holders of Capital Securities, except that, if an Event of Default specified in Section 501(1) or 501(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. In the event the Capital Securities are issued in certificated form, the Liquidation Distribution will be payable at (i) the Corporate Trust Office of the Property Trustee, (ii) the principal office of any Paying Agent, or (iii) the principal office of the Securities Registrar and Transfer Agent; PROVIDED THAT payment of any Liquidation Distribution may be made, at the option of the Administrative Trustees, by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Registrar or by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         Section 9.05.  MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF
THE TRUST.    The Trust may not merge, consolidate or amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Capital Securities or the Property Trustee, the Trust may merge, consolidate or amalgamate with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange, the Nasdaq National Market or other organization on which the Capital Securities are then quoted or listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate or merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                      ARTICLE X

                               Miscellaneous Provisions

         Section 10.01. EXPENSE AGREEMENT. It is the contemplation of the parties that the Expense Agreement shall be entered into no later than _______________, 1997.

         Section 10.02. LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Section 10.03.  AMENDMENT.

         (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended; PROVIDED, HOWEVER, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

         (b) Except as provided in Section 10.03(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority in Liquidation Amount of the Trust Securities then Outstanding and (ii) the receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act of 1940, as amended.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraph (b) of this Section 10.03 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to (i) fail or cease to qualify, as evidenced by an Opinion of Counsel, for an exemption from status of an "investment company" under the Investment Company Act of 1940, as amended, or (ii) fail or cease to be classified, as evidenced by an Opinion of Counsel, as a grantor trust for United States Federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Administrative Trustees.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

         (g) The Property Trustee shall not be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officer's Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         Section 10.04. SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.05. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE DEPOSITOR, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

         Section 10.06. PAYMENTS DUE ON NON-BUSINESS DAY. If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Section 4.01(a) and 4.02(d)), with the same force and effect as though made on the date fixed for such payment, and no Distribution shall accumulate on such unpaid amount thereon for the period after such date.

         Section 10.07. SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or any Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         Section 10.08. HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         Section 10.09. REPORTS, NOTICES AND DEMANDS. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor shall be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to AmerUs Life Holdings, Inc., 418 Sixth Avenue, Des Moines, Iowa 50306-2499, Attention: Secretary, facsimile no.: (515) 283-3402. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration; and (b) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of AmerUs Capital I c/o Secretary." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

         Section 10.10. AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with
Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Trust Agreement.

         Section 10.11.  TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE
ACT.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duty shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 10.12. RIGHTS UNDER INDENTURE. The Trust may not assign any of its rights under the Indenture without the prior written consent of the Depositor.

         Section 10.13. EFFECTIVENESS. This Trust Agreement shall become effective when signed by the Depositor and the Bank. Each Administrative Trustee shall assume the duties of an Administrative Trustee hereunder when he signs the signature page hereof.

         Section 10.14. INTENTION OF THE PARTIES. It is the intention of the parties hereto that the Trust not be characterized for United States Federal income tax purposes as a corporation or a partnership, but rather that the Trust be characterized as a grantor trust or otherwise in a manner and that each Owner be treated as owning an undivided beneficial interest in the assets of the Trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.


                                       AMERUS LIFE HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                         Name:
                                         Title:


                                       WILMINGTON TRUST COMPANY,
                                       as Property Trustee


                                       By:
                                          -------------------------------------
                                         Name:
                                         Title:


                                                                              ,
                                       ----------------------------------------
                                       Michael E. Sproule,
                                       as Administrative Trustee


                                                                              ,
                                       ----------------------------------------
                                       Michael G. Fraizer,
                                       as Administrative Trustee


                                                                              ,
                                       ----------------------------------------
                                       James A. Smallenberger,
                                       as Administrative Trustee

                                                                       EXHIBIT A

                                 CERTIFICATE OF TRUST

                                          OF

                                   AMERUS CAPITAL I

    THIS Certificate of Trust of AmerUs Capital I (the "Trust"), dated       ,
1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)

    1. NAME. The name of the business trust being formed hereby is AmerUs Capital I.

    2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

    3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                       Wilmington Trust Company,
                                       as trustee


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B



                            DTC LETTER OF REPRESENTATIONS


                              January ___, 1997



The Depository Trust Company
55 Water Street, 49th Floor
New York, New York  10041-0099

Attention:  General Counsel's Office

      Re:    AmerUs Capital I _____% Capital Securities, Series A
             [CUSIP 03073B 20 0]

Ladies and Gentlemen:

             The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the AmerUs Capital I _____% Capital Securities, Series A (the "Capital Securities"), of AmerUs Capital I, a Delaware business trust (the "Issuer"), created pursuant to a Trust Agreement between AmerUs Life Holdings, Inc. (the "Company") and Wilmington Trust Company, as Trustee. The Trust Agreement has been amended and restated (the "Amended and Restated Trust Agreement") among the Company, Wilmington Trust Company, as Property Trustee, and Michael E. Sproule, Michael G. Fraizer and James A. Smallenberger, as Administrative Trustees (the Property Trustee and the Administrative Trustees sometimes are collectively referred to herein as the "Trustees"). Wilmington Trust Company is acting as Agent for DTC hereunder (Wilmington Trust Company in its capacity as Property Trustee and as Agent is referred to hereunder as "Agent"). The payment of distributions on the Capital Securities and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by the Company to the extent set forth in a Guarantee Agreement, dated January ____, 1997, between the Company and Wilmington Trust Company, as Guarantee Trustee, with respect to the Capital Securities. The Company and the Issuer propose to sell the Capital Securities to Goldman, Sachs & Co. ("Goldman Sachs") pursuant to an Underwriting Agreement, dated January _____, 1997, by and among Goldman Sachs, the Issuer, the Company and AmerUs Life Insurance Company, an Iowa stock life insurance company, and Goldman Sachs wish to take delivery of the Capital Securities through DTC.

             To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Capital Securities, the Issuer and the Agent make the following representations to DTC:

             1. Prior to the closing of the sale of the Capital Securities to Goldman Sachs, which is expected to occur on or about _____, 1997, there shall be deposited with DTC one or more global certificates (individually and collectively, the"Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of up to 86,250 Capital Securities and bearing the following legend:

             Unless this Capital Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to AmerUs Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

             2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders (with no provision for a subsequent holder of a Capital Security to revoke any consent or vote of a previous holder of such Capital Security, although subsequent votes on the same issue are permitted) of the Capital Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

             3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Agent shall send DTC a notice of such event as soon as the information is available but at least 5 business days prior to the effective date of such event.

             4. In the event of distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Agent shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Agent will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities.

             5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Agent to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

             Call Notification Department
             The Depository Trust Company
             711 Stewart Avenue
             Garden City, New York 11530-4719

             6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Agent to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

             Manager, Reorganization Department
             Reorganization Window
             The Depository Trust Company
             7 Hanover Square, 23rd Floor
             New York, New York  10004-2695

             7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is "AmerUs Capital I _____% Capital Securities, Series A".

             8. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Agent will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

             Manager, Announcements
             Dividend Department
             The Depository Trust Company
             7 Hanover Square, 23rd Floor
             New York, New York  10004-2695

             The Issuer or the Agent shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

             9. Distribution payments or other cash payments with respect to the Capital Securities evidenced by the Global Certificate shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to Wilmington Trust Company.

             10. DTC may direct the Issuer and the Agent to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

             11. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Agent's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Agent to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.


             12. DTC may discontinue its services as securities depositary with respect to the Capital Securities at any time by giving 90 days' prior written notice to the Company, the Trustees and the Agent (at which time DTC will confirm with the Company or the Agent the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law; PROVIDED, HOWEVER, that if DTC is required to discontinue its services as securities depositary with respect to the Capital Securities pursuant to any governmental, judicial or regulatory order or decree, and such discontinuation is required in less than 90 days from the date of such order or decree, then DTC may discontinue such services by giving notice to the Company, the Trustees and the Agent as soon as reasonably possible. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Agent to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Agent, together with any other documents of transfer reasonably requested by the Issuer or the Agent.


             13. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Agent shall notify DTC of the availability of certificates. In such event, the Issuer or the Agent shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Agent and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Agent, together with any other documents of transfer reasonably requested by the Issuer or the Agent.

             14. Wilmington Trust Company, not in its individual capacity but solely as Property Trustee with respect to the Capital Securities described herein, is an approved participant in DTC's "FAST" system (FAST No. 9986). Accordingly, Wilmington Trust Company will take physical delivery of one definitive certificate, registered in the name of DTC's nominee, Cede & Co., for each stated maturity of such Capital Securities in the face amounts set forth below:

             STATED MATURITY                 FACE AMOUNT
             ---------------                 -----------

             ___________, 2027              [$86,250,000]

             15. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

             Nothing herein shall be deemed to require the Agent to advance funds on behalf of the Issuer.

                                  Very truly yours,

                                  AMERUS CAPITAL I
                                  (As Issuer)


                                  By:____________________________________
                                       Name:
                                       Title:  Administrative Trustee


                                  WILMINGTON TRUST COMPANY
                                  (As Agent)


                                  By:____________________________________
                                       Name:
                                       Title:


RECEIVED AND ACCEPTED:


THE DEPOSITORY TRUST COMPANY


By:________________________________
      Authorized Officer

                                                          EXHIBIT C


                     THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT
                  TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR
                         IN COMPLIANCE WITH APPLICABLE LAW
                      AND SECTION 5.10 OF THE TRUST AGREEMENT


           Certificate Number                      Number of Common Securities
                  C-1

                         Certificate Evidencing Common Securities

                                         of


                                  AmerUs Capital I

                       [______%] Common Securities
               (liquidation amount $1,000 per Common Security)



     AmerUs Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that AmerUs Life Holdings, Inc. (the "Holder") is the registered owner of ________ (________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the [______%] Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________________, 1997, among the Holder, as Depositor, Wilmington Trust Company, as Property Trustee, the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


     Terms used but not defined herein have the meanings set forth in the Trust Agreement.



     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _______ day of ___________, 1997.


                                        AMERUS CAPITAL I


                                        By: _________________________________
                                            Name:
                                            Administrative Trustee

                                                            EXHIBIT D


   [IF THE CAPITAL SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - This Capital Security is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DTC") or a nominee of DTC. This Capital Security is exchangeable for Capital Securities Certificates registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of
DTC) may be registered except in limited circumstances described in the Trust Agreement.



     Unless this Capital Security is presented by an authorized representative of DTC to AmerUs Capital I or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]



          Certificate Number                      Number of Capital Securities
               P-
                                                          CUSIP NO.



                       Certificate Evidencing Capital Securities


                                           of


                                     AmerUs Capital I



                               [_____%] Capital Securities,
                                         Series A
                   (liquidation amount $1,000 per Capital Security)



     AmerUs Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of _______________ (___________)
Capital Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the AmerUs Capital I [____%] Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital

Securities represented hereby and issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the trust dated as of _______________, 1997, among AmerUs Life Holdings, Inc., an Iowa corporation, as Depositor, Wilmington Trust Company, as Property Trustee, the Administrative Trustees named therein, and the holders, from time to time, of individed beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by AmerUs Life Holdings, Inc., an Iowa corporation, and Wilmington Trust Company as guarantee trustee, dated as of _______________, 1997 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _______ day of _____________, 1997.


                                       AMERUS CAPITAL I



                                       By: ____________________________________
                                           Name:
                                           Administrative Trustee

                                  ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: ________________


Signature: ______________________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)



Signature(s) Guaranteed:
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.